MACQUARIE INFRASTRUCTURE FUND ADVISOR, LLC
                                 CODE OF ETHICS

         I.       POLICY STATEMENT

         This Code of Ethics is being adopted by Macquarie Infrastructure Fund Adviser, LLC ("MIFA"), in recognition of the fact that MIFA owes a duty at all times to place the interests of investors in the Macquarie First Trust Global Infrastructure Dividend & Income Fund ("the Fund"), for which MIFA provides investment advisory services, first. In recognition of such duty it is MIFA's policy that the personal securities transactions and other activities of MIFA personnel be conducted in accordance with this Code of Ethics and in a manner that avoids any actual or potential conflict of interest or abuse of an individual's position of trust and responsibility, including but not limited to, activities such as "insider trading" or "front-running" the Fund's securities trades. It is also MIFA's policy that its personnel should not take inappropriate advantage of their position with respect to the Fund and that such personnel should avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of investors in the Fund.

         MIFA's policy and the procedures herein are designed to prevent (a) the use of any device, scheme or artifice to defraud the Fund; (b) the making of any untrue statement of a material fact to the Fund or the omission of a material fact necessary in order to make the statements made to the Fund, in light of the circumstances in which they were made, not misleading; (c) the engagement in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or (d) the engagement in any manipulative practice with respect to the Fund.

         II.      DEFINITIONS

         For Purposes of this Code of Ethics:

         A. "Access Person" shall mean any director, partner, officer, Advisory Person or employee of MIFA.

         B. "Advisory Person" shall mean any employee of MIFA who in connection with his or her regular functions or duties makes, participates in or obtains information regarding the purchase or sale of securities for the Fund's portfolio or whose functions relate to the making of any recommendation regarding the purchase or sale of securities for the Fund and includes all personnel listed in MIFA's form ADV. It also includes any natural person in a control relationship to MIFA who obtains information concerning the recommendations made to the Fund with respect to purchases and sales of securities (other than securities exempted under Section V below).

         C. "Beneficial Ownership Interest" shall include any direct or indirect interest in the name of the MIFA employee as well as any direct or indirect interest in the name of the MIFA employee's spouse, child, all persons residing with or financially dependent upon the MIFA employee, any person to whom the MIFA employee contributes material financial support and any account over which the MIFA employee exercises control.

         D. "Investment Person" shall mean any officer or employee of MIFA who in connection with his or her regular functions or duties makes, participates in or executes decisions regarding the purchase or sale of securities for the Fund's portfolio. It also includes any natural person in a control relationship to MIFA who obtains information concerning the recommendations made to the Fund with respect to purchases and sales of securities by the Fund.

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         E. "Private Placement" shall mean an offering of securities that is exempt from registration under the Securities Act of 1933 ("the Act") pursuant to section 4(2) or 4(6) or pursuant to rule 504,505, or 506 under the Act.

         III. PROHIBITED PRACTICES

         In furtherance of MIFA's policy set forth above, the following practices shall be prohibited:

         A. No Investment Person shall purchase any security in either an initial public offering ("IPO") or a Private Placement unless the Compliance Officer has first approved the purchase in writing. In considering whether to approve any such transaction, the Compliance Officer shall take into account, among other factors, whether the security is being offered to the Investment Person by virtue of his or her position. The Compliance Officer shall maintain a record of the decision and the reasons supporting any approvals for at least five years after the end of the fiscal year in which the decision was made.

         Any Investment Person who has been authorized to acquire securities in either an IPO or a Private Placement shall disclose that investment to the Compliance Officer before he or she takes part in a subsequent consideration of any Fund investment in that issuer, and the decision to include securities of such issuer in the Fund shall be subject to independent review by [the Fund's Board of Directors].

         B. No Access Person shall purchase or sell any security of an issuer on a day during which there is a "buy" or a "sell" order from the Fund for that security until such order is executed or withdrawn. No Investment Person shall purchase or sell a security within seven days before or after that security is bought or sold by the Fund.

         C. No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 14 days.

         D. No Investment Person shall serve on the Board of Directors of a publicly traded company without the prior written authorization of the Compliance Officer upon a determination that board service would be consistent with the interests of the Fund and its investors and the establishment of appropriate "Chinese wall" procedures by the Compliance Officer.

         E. Any provision of this Code of Ethics prohibiting any transaction by an Access Person or Investment Person shall prohibit any transaction in which such person has, obtains or disposes of any Beneficial Ownership Interest.

         IV. COMPLIANCE PROCEDURES

         In order to effectuate and monitor the foregoing policies and prohibitions, all Access Persons and Investment Persons shall be required to comply with the following procedures:

         A. The securities trading personnel of MIFA shall provide the Compliance Officer with a daily summary of buy and sell orders entered by, on behalf of, or with respect to the Fund.

         B. Each Access Person shall direct any firms at which he or she maintains brokerage accounts to provide on a timely basis duplicate copies of confirmations of all personal securities transactions and periodic statements for all securities accounts to the Compliance Officer.

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         C. Each Access Person shall disclose all personal securities holdings to the Compliance Officer both upon commencement of employment with MIFA and within 15 days of the end of each calendar year by submitting the form attached to this Code of Ethics as Exhibit A.

         D. Within 15 days following the end of each calendar year, each Access Person shall, by submitting the form attached hereto as Exhibit B, certify to MIFA that he or she (i) has read and understands this Code of Ethics; (ii) recognizes that he or she is subject to it; and (iii) and have complied with the requirements of this Code of Ethics.

         E. Within 5 days following the end of each calendar quarter, each Access Person shall report to the Compliance Officer all personal securities transactions effected during such quarter and not covered pursuant to IV (B) by submitting the form attached hereto as Exhibit C.

         F. Any provision of this Code of Ethics that requires an Access Person or Investment Person to report securities transactions or securities positions to MIFA shall require the reporting of any transaction or position in which such person has, acquires or disposes of any beneficial ownership interest.

         V.       EXEMPTIONS

         Transactions in the following financial instruments and accounts shall be exempted from the provisions of Section III and paragraphs A, C, and D of Section IV of this Code of Ethics:

         A.       U.S. government securities;

         B. Bankers acceptances, bank certificates of deposits, commercial paper, and high quality, short-term debt instruments, including repurchase agreements

         C. Shares issued by open-end funds (e.g., money markets and mutual funds)

         D. Transactions in accounts for which the purchaser has no direct or indirect influence or control (e.g., managed accounts and purchases that are part of an automatic dividend reinvestment plan).

         VI.      COMPLIANCE and SANCTIONS

         The Compliance Officer shall review the records obtained pursuant to this Code of Ethics to insure compliance by all MIFA employees. All records shall be maintained in accordance with Rule 17j-1(f), as described in MIFA's compliance manual.

         MIFA may, as it deems appropriate, impose sanctions, including, inter alia, a fine, letter of censure, suspension or termination of employment of the violator for any violation of this Code of Ethics.

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EXHIBIT A

                   MACQUARIE INFRASTRUCTURE FUND ADVISOR, LLC
                            ACCESS/INVESTMENT PERSON
                           SECURITIES HOLDINGS REPORT


     Name of Access/Investment Person: _____________________________________

     Date: ______________________________________________________

     [   ] I hereby certify that as of _________________, I had a
           beneficial ownership interest in no securities other than those set forth below.


         Issuer            # of shares/principal amount          Market Value
         ------            ----------------------------          ------------






                                       OR

     [   ] I hereby certify that as of __________________, I had a
           beneficial ownership interest in no securities other than those set forth on the attached brokerage account statements.

                                       OR

     [   ] I hereby certify that as of __________________, I had a
           beneficial interest in no securities.



     ___________________________________
     Signature


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EXHIBIT B

                   MACQUARIE INFRASTRUCTURE FUND ADVISOR, LLC
                            ACCESS/INVESTMENT PERSON
                          CODE OF ETHICS CERTIFICATION


     I, ___________________________, hereby certify that I have read, and understand the MACQUARIE INFRASTRUCTURE FUND ADVISOR, LLC Code of Ethics. Furthermore, I certify that I have complied with its provisions since I've been employed with the firm.






     ___________________________________                  ____________________
     Signature                                            Date

EXHIBIT C


                   MACQUARIE INFRASTRUCTURE FUND ADVISOR, LLC
                            ACCESS/INVESTMENT PERSON
                          QUARTERLY TRANSACTION REPORT


     Name of Access/Investment Person:________________________________________

     Date:  _____________________

     [   ] I hereby certify that during the calendar quarter ended
           _____________, I had a beneficial ownership interest in the following securities transactions:

                                                     # of shares/
     Type of Transaction  Type of Security  Issuer   principal amount   $ amount
     -------------------  ----------------  ------   ----------------   --------








                                       OR

     [   ] I hereby certify that during the calendar quarter ended __________, I had a beneficial ownership interest in no securities transactions other that those set forth on the attached brokerage account confirmations.
                                                           OR

     [   ] I hereby certify that during the calendar quarter ended __________, I had a beneficial ownership interest in no securities transactions.



     _______________________________________
     Signature